INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement under the Securities Act of 1933 (filed under Securities Act File No. 33-66712) and in Post-Effective Amendment No. 12 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-7932), of our report dated August 18, 1995, appearing in the Annual Report to Shareholders of the Lindner Investments, consisting of Lindner Growth Fund, Lindner Dividend Fund, Lindner Utility Fund, Lindner/Ryback Small-Cap Fund, Lindner Bulwark Fund and Lindner International Fund (the "Funds") for the periods ended June 30, 1995, incorporated by reference in the Statement of Additional Information, and to the references to us under the headings FINANCIAL HIGHLIGHTS and MANAGEMENT OF THE TRUST in the Prospectus, which is part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

St. Louis, Missouri
February 27, 1996